EXHIBIT 10.20(f)

AMENDMENT NUMBER FOUR

to the

Master Loan and Security Agreement

Dated as of July 22, 2003

between

AAMES CAPITAL CORPORATION

and

CITIGROUP GLOBAL MARKETS REALTY CORP.

This AMENDMENT NUMBER FOUR is made this 30th day of April, 2004, by and between AAMES CAPITAL CORPORATION, a California corporation (the “Borrower”) and CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation (the “Lender”), to the Master Loan and Security Agreement, dated as of July 22, 2003, by and between the Borrower and the Lender as amended (the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

RECITALS

WHEREAS, the Borrower has requested and the Lender has agreed to amend the Loan Agreement to increase the Maximum Credit thereunder from $200,000,000 to $300,000,000;

WHEREAS, the Borrower and the Lender wish to amend the Loan Agreement to permit the financing of Wet Loans thereunder in accordance with the terms hereof and the Borrower and the Lender have agreed to make such additional modifications to the Loan Agreement as more expressly set forth below; and

WHEREAS, the Borrower and the Lender have agreed to amend the Loan Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Effective as of April 30, 2004, the definition of “Applicable Collateral Percentage” in Section 1 of the Loan Agreement is hereby to read in its entirety as follows:

“Applicable Collateral Percentage” shall mean,

(i) for the first 180 days following the date such Eligible Mortgage Loan first becomes subject to the terms of this Agreement, with respect to each Advance:

(a) which is secured by Standard Mortgage Loans or Previously Securitized and Called Mortgage Loans, 99%;

(b) which is secured by High LTV Mortgage Loans, 97%; and

(c) which is secured by Wet Loans, (1) for which all Required Documents have not been delivered for 0 to 7 days, 99%; and (2) for which all Required Documents have not been delivered for 8 days or more, 0%; and

(ii) thereafter, 0%.

SECTION 2. Effective as of April 30, 2004, the definition of “Applicable Margin” in Section 1 of the Loan Agreement is hereby amended to read in its entirety as follows:

“Applicable Margin” shall mean with respect to Advances that are Tranche A Advances, Tranche B Advances and Tranche C Advances, respectively, and which are secured by the Mortgage Loans, the applicable rate per annum set forth below for each day that such Advances shall be so secured:

Tranche A Advances	0.95%
Tranche B Advances	1.65%
Tranche C Advances	1.65%

SECTION 3. Effective as of April 30, 2004, the definition of “Collateral Value” in Section 1 is hereby amended by a new subpart (12) following subpart (11) to read as follows:

(12)	which is a Wet Loan and the Collateral Value of such Wet Loan, when added to the Collateral Value of all other Wet Loans that secure Advances hereunder, exceeds (a) $90,000,000 during the period including the last three (3) Business Days of any calendar month through the first seven (7) calendar days of the following calendar month or (b) $50,000,000 at any other time during each calendar month.

SECTION 4. Effective as of April 30, 2004, the definition of “Eligible Mortgage Loan” in Section 1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Eligible Mortgage Loan” shall mean a Mortgage Loan secured by a first or second mortgage lien (as reflected on the Mortgage Loan Data Transmission) on residential real estate and as to which (i) the representations and warranties in Section 6.12 and 6.23 and Schedule 1 hereof are correct, (ii) was originated or acquired by the Borrower in accordance with the Borrower’s or Lender approved third party’s Underwriting Guidelines and (iii) such other customary criteria for eligibility determined by the Lender shall have been satisfied.

SECTION 5. Effective as of April 30, 2004, the definition of “Maximum Committed Amount” in Section 1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Maximum Committed Amount” shall mean two hundred million dollars ($200,000,000).

SECTION 6. Effective as of April 30, 2004, the definition of “Maximum Credit” in Section 1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Maximum Credit” shall mean three hundred million dollars ($300,000,000).

SECTION 7. Effective as of April 30, 2004, the definition of “Tranche A Advances” in Section 1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Tranche A Advances” shall mean Advances so long as, and to the extent that, they are secured by Standard Mortgage Loans and Previously Securitized and Called Mortgage Loans which are not Wet Loans.

SECTION 8. Effective as of April 30, 2004, the definition of “Tranche B Advances” in Section 1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Tranche B Advances” shall mean Advances so long as, and to the extent that, they are secured by High LTV Mortgage Loans which are not Wet Loans.

SECTION 9. Effective as of April 30, 2004, Section 1 of the Loan Agreement is hereby amended to include the following definitions, each in the appropriate location in such Section 1 to reflect proper alphabetical order:

“Attorney Bailee Letter” shall have the meaning assigned to such term in the Custodial Agreement.

“Disbursement Account” shall mean the account established by the Lender pursuant to which funds shall be disbursed to fund any Wet Loan.

“Dry Loan” shall mean a first or second lien Mortgage Loan which is underwritten in accordance with the Underwriting Guidelines which Mortgage File contains all Required Documents.

“Escrow Agreement” shall have the meaning assigned to such term in the Custodial Agreement.

“Insured Closing Letter” shall have the meaning assigned to such term in the Custodial Agreement.

“Rescission” shall mean the right of a Mortgagor to rescind the related Mortgage Note and related documents pursuant to applicable law.

“Settlement Agent” shall have the meaning assigned to such term in the Custodial Agreement.

“Tranche C Advances” shall mean Advances so long as, and to the extent that, they are secured by Wet Loans.

“Wet Loan” shall mean a wet-funded first or second lien Mortgage Loan which is underwritten in accordance with the Underwriting Guidelines and does not contain all of the Required Documents in the Mortgage File, which in order to be deemed to be an Eligible Mortgage Loan shall have the following additional characteristics:

(a) the proceeds thereof have been funded (or, on the date of the Advance supported by a Notice of Borrowing and Pledge are being funded) by wire transfer or cashier’s check, or draft of other form of immediately available funds to the Settlement Agent for such Wet Loan;

(b) the Borrower expects such Wet Loan to close and become a valid lien securing actual indebtedness by funding to the order of the Mortgagor thereunder;

(c) the proceeds thereof have not been returned to the Lender from the Settlement Agent for such Wet Loan;

(d) the Borrower has not learned that such Wet Loan will not be closed and funded to the order of the Mortgagor; and

(e) upon recordation of the related Mortgage such Mortgage Loan will constitute a first or second lien on the premises described therein.

SECTION 10. Effective as of April 30, 2004, Sections 2.03(a) and (b) of the Loan Agreement are hereby amended to read as follows:

2.03 Procedure for Borrowing.

(a) Borrowing Procedure for Requesting an Advance. The Borrower may request a borrowing to be secured by any Mortgage Loans hereunder, on any Business Day during the period from and including the Effective Date to the Termination Date, by delivering to the Lender, with a copy to the Custodian, a Mortgage Loan Data Transmission and an irrevocable Notice of Borrowing and Pledge substantially in the form of Exhibit D hereto (a “Notice of Borrowing and Pledge”), appropriately completed, which must be received no later than 5:00 p.m. (eastern time) the Business Day prior to the requested Funding Date. Such Notice of Borrowing and Pledge shall clearly indicate those Mortgage Loans that are intended to be Wet Loans and Dry Loans and include a Mortgage Loan List in respect of the Eligible Mortgage Loans that the Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing; provided, however, that Borrower will notify Lender no later than 5:00 p.m. (eastern time) two Business Days prior to Borrower providing Lender with a Notice of Borrowing and Pledge, of Borrower’s intent to request an Uncommitted

Advance, to which Lender, at its sole option, must notify Borrower of Lender’s election not to make such Uncommitted Advance no later than 12:00 p.m. (eastern time) the following Business Day. The Borrower agrees to immediately report to the Custodian and the Lender by facsimile transmission within one Business Day of discovery that any Wet Loans that were previously pledged to the Borrower do not close for any reason including, but not limited to, a Rescission.

(b) Pursuant to the Custodial Agreement, the Custodian shall review any Required Documents delivered prior to 4:30 p.m. (eastern time) on any Business Day in time to include the related Mortgage Loans in such Borrowing Base determination on the same day. Not later than 5:30 p.m. (eastern time) on each Business Day, the Custodian shall deliver to the Lender, via electronic transmission acceptable to the Lender, the Custodian Loan Transmission and an Exception Report showing the status of all Mortgage Loans then held by the Custodian, including but not limited to the Wet Loans and Dry Loans which are subject to document exceptions, and the time the related Mortgage Loan Documents have been released pursuant to Section 5(a) or 5(b) of the Custodial Agreement. From time to time, the Lender shall calculate the Borrowing Base of all Mortgage Loans that are held by the Custodian and forward to the Borrower by facsimile transmission a copy of the Borrowing Base Certificate in the form of Exhibit H. In addition, the Custodian shall deliver to the Lender no later than 4:00 p.m. (eastern time) by facsimile transmission on each Funding Date, one or more Trust Receipts (as defined in the Custodial Agreement) relating to either Wet Loans or Dry Loans. The original copies of such Trust Receipts shall be delivered to Deutsche Bank Trust Company Americas at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: AA030C for the account of Citigroup Global Markets Realty Corp. (telephone number (714) 247-6000), as agent for the Lender by overnight delivery using a nationally recognized insured overnight delivery service.

SECTION 11. Effective as of April 30, 2004, the Loan Agreement is hereby amended by adding the following new sections after Section 6.25:

6.26 Insured Closing Letter. As of the date hereof and as of the date of each delivery of a Wet Loan, the Settlement Agent has obtained an Insured Closing Letter, closing protection letter or similar authorization letter from a nationally recognized title insurance company approved by the Lender, copies of which shall be delivered by the Borrower to the Custodian prior to the Funding Date.

6.27 Escrow Agreement. As of the date hereof and as of the date of each delivery of a Wet Loan, the Settlement Agent has executed an escrow agreement or letter stating that in the event of a Rescission or any reason the Mortgage Loan fails to fund on a given day, the party conducting the closing is holding all funds which would have been disbursed on behalf of the Mortgagor as agent for and for the benefit of Lender and such funds shall be redeposited in the Disbursement Account for the benefit of the Lender not later than one Business Day after the date of Rescission or other failure of the Mortgage Loan to fund on a given day.

SECTION 12. (A) Effective as of April 30, 2004, representation and warranty (z) of Schedule 1 of the Loan Agreement is hereby amended to read in its entirety as follows:

(pp) Delivery of Mortgage Documents. If the Mortgage Loan is a Dry Loan, all documents required to be delivered under the related Custodial Agreement pursuant to Section 2 thereof for each Mortgage Loan have been delivered to the Custodian. The Borrower or its agents is in possession of a complete, true and materially accurate Mortgage File in compliance with the Custodial Agreement, except for such documents the originals of which have been delivered to the Custodian;

(B) Effective as of April 30, 2004, representation and warranty (yy) of Schedule 1 of the Loan Agreement is hereby amended to read in its entirety as follows:

(yy) HOEPA. No Mortgage Loan is subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”) or any comparable state or local statutes or regulations, or any other statute or regulation providing assignee liability or heightened regulatory scrutiny to holders of such mortgage loans;

(C) Effective as of April 30, 2004, representation and warranty (aaa) of Schedule 1 of the Loan Agreement is hereby amended to read in its entirety as follows:

(aaa) Georgia Mortgage Loans. No Mortgage Loan is secured by real property or secured by a manufactured home located in the state of Georgia unless (x) such Mortgage Loan was originated prior to October 1, 2002 or after March 6, 2003, or (y) the property securing the Mortgage Loan is not, nor will be, occupied by the Mortgagor as the Mortgagor’s principal dwelling. No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”) or the New York Banking Law 6-1. Each Mortgage Loan that is a “Home Loan” under the Georgia Act complies with all applicable provisions of the Georgia Act. No Mortgage Loan secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003; and

SECTION 13. Effective as of April 30, 2004, the Loan Agreement is hereby amended by replacing Exhibit A with Exhibit A in the form attached hereto as Annex 1.

SECTION 14. Effective as of April 30, 2004, the Loan Agreement is hereby amended by replacing Exhibit D with Exhibit D in the form attached hereto as Annex 2.

SECTION 15. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Loan Agreement.

SECTION 16. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Four need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 17. Representations. In order to induce the Lender to execute and deliver this Amendment Number Four, the Borrower hereby represents to the Lender that as of the date hereof, the Borrower is in full compliance with all of the terms and conditions of the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 18. Governing Law. This Amendment Number Four shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 and 5- 1402 of the New York General Obligations Law).

SECTION 19. Counterparts. This Amendment Number Four may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment Number Four to be executed and delivered by their duly authorized officers as of the day and year first above written.

AAMES CAPITAL CORPORATION (Borrower)

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS REALTY CORP
(Lender)

By:
Name:
Title:

Acknowledged and agreed:

AAMES FINANCIAL CORPORATION
(Guarantor)

By:
Name:
Title:

Annex 1

EXHIBIT A

[FORM OF PROMISSORY NOTE]

$300,000,000
April 30, 2004
New York, New York

FOR VALUE RECEIVED, AAMES CAPITAL CORPORATION a California corporation (the “Borrower”), hereby promises to pay to the order of CITIGROUP GLOBAL MARKETS REALTY CORP. (the “Lender”), at the principal office of the Lender at 390 Greenwich Street, 4th Floor, New York, New York 10013, in lawful money of the United States, and in immediately available funds, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances made by the Lender to the Borrower under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

The date, amount and interest rate of each Advance made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Advances made by the Lender.

This Note is the Note referred to in the Master Loan and Security Agreement dated as of July 22, 2003 (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) between the Borrower, and the Lender, and evidences Advances made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

The Borrower agrees to pay all the Lender’s costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of Lender’s counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys’ fees through appellate proceedings.

Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower’s obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

The Borrower, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender’s remedies against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules. The Borrower hereby submits to New York jurisdiction with respect to any action brought with respect to this Note and waives any right with respect to the doctrine of forum non conveniens with respect to such transactions.

This Note shall be governed by and construed under the laws of the State of New York (without reference to choice of law doctrine but with reference to Section 5-1401 and 5-1402 of the New York General Obligations Law, which by its terms applies to this Note) whose laws the Borrower expressly elects to apply to this Note. The Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the Supreme Court of the State of New York, Borough of Manhattan, or in the District Court of the United States for the Southern District of New York.

AAMES CAPITAL CORPORATION.

By:
Name:
Title:

SCHEDULE OF LOANS

This Note evidences Advances made under the within-described Loan Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

Date Made	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made by

Annex 2

EXHIBIT D

FORM OF NOTICE OF BORROWING AND PLEDGE-ELIGIBLE

MORTGAGE LOANS

[insert date]

Citigroup Global Markets Realty Corp.

390 Greenwich Street, 4th Floor

New York, New York 10013

Attention:

Notice of Borrowing and Pledge No.	:

Name of Subservicer	:

Interest Period	:

Ladies/Gentlemen:

Reference is made to the Master Loan and Security Agreement, dated as of July 22, 2003, as amended (the “Loan Agreement”), between Aames Capital Corporation (the “Borrower”) and Citigroup Global Markets Realty Corp. (the “Lender”). Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Loan Agreement.

In accordance with Section 2.03(a) of the Loan Agreement, the undersigned Borrower hereby requests that you, the Lender, make Advances to us in an aggregate principal amount of $                             of which $                             is secured by Wet Loans [ADD WITH RESPECT TO WET LOANS] [insert requested Advance amount] (such amount representing [insert number of Mortgage Loans] loans on                                          [insert requested Funding Date, which in the case of Dry Loans must be at least two (2) Business Days following the date of the request], in connection with which we shall pledge to you as Collateral the Mortgage Loans set forth on the Mortgage Loan Schedule attached hereto.

The Borrower hereby certifies, as of such Funding Date, that:

(a) no Default or Event of Default has occurred and is continuing on the date hereof nor will occur after giving effect to such Advance as a result of such Advance;

(b) each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects on and as of such date (in the case of the representations and warranties in respect of Eligible Mortgage Loans, solely with respect to Eligible Mortgage Loans being included the Borrowing Base on the Funding Date) as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(c) the Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and is in good standing in all required jurisdictions.

                          Very truly yours,

[BORROWER]

By:
Name:
Title:

Schedule I

to Notice of Borrowing and Pledge

[MORTGAGE LOANS PROPOSED TO BE PLEDGED

TO LENDER ON FUNDING DATE

[attach Mortgage Loan Schedule]